Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 26, 2022 relating to the financial statements of Flexsteel Industries, Inc., and the effectiveness of Flexsteel Industries, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Flexsteel Industries, Inc. for the year ended June 30, 2022.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

January 27, 2023